                                                                       EXHIBIT 1

                             UNDERWRITING AGREEMENT

October 1, 2003



Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660

Ladies and Gentlemen:

INTRODUCTION. Subject to the terms and conditions herein, Mr. Michael Blumenfeld (the "Selling Stockholder") agrees to sell on a firm commitment basis directly to Roth Capital Partners, LLC, a Delaware limited liability company (the "Underwriter"), 1,000,000 warrants (the "Warrants") to purchase shares of the common stock, par value $0.01 per share (the "Common Stock"), of Collegiate Pacific, Inc., a Delaware corporation (the "Company"), and the Company agrees to issue and sell 1,000,000 shares of Common Stock (the "Warrant Shares") directly to the Underwriter upon the exercise of the Warrants by the Underwriter. The Warrants and the Warrant Shares are sometimes herein referred to as the "Securities," and the offer and sale of the Securities to the Underwriter hereunder is sometimes herein referred to as the "Offering."

The Selling Stockholder and the Company each hereby confirms its agreement with the Underwriter as follows:

SECTION 1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SELLING STOCKHOLDER AND THE COMPANY.

The Selling Stockholder and the Company hereby represent, warrant and covenant to the Underwriter as of the date hereof, and as of the Closing Date of the Offering, as follows:

         (a) Securities Law Filings. The Company meets the requirements for the use of Form SB-2 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") Registration Statement No. 333-34294 on Form SB-2 (the "Registration Statement"), which became effective April 7, 2000, for the registration of the Securities under the Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(i) and (iii) under the Act and complies in all other material respects with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to the sale of Securities and the plan of distribution thereof and has advised the Underwriter of all further information (financial and other) with respect to the Selling Stockholder and the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement;" such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Base Prospectus;" and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the "Prospectus Supplement." Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents, if any, which may be incorporated by reference therein (the "Incorporated Documents") pursuant to Form SB-2 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Base Prospectus or Prospectus Supplement, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be.

         (b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Selling Stockholder's or Company's knowledge, is threatened by the Commission.

         (c) Compliance with Applicable Regulations. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Base Prospectus and the Prospectus Supplement, as of its respective date, complied (or in the case of the Prospectus Supplement will comply) in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not (or in the case of the Prospectus Supplement will not) contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, if any, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Selling Stockholder and Company make no representations or warranties as to the information contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Selling Stockholder or the Company by or on behalf of the Underwriter specifically for use in the Registration Statement or the Prospectus Supplement. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the effective date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission prior to the Closing Date (as defined below).

         (d) Reports and Documents, etc. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Act or (y) will not be filed within the requisite time period. There are no


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contracts or other documents required to be described in the Prospectus
Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

         (e) Offering Materials Furnished to the Underwriter. The Selling Stockholder and the Company have delivered, or will as promptly as practicable deliver, to the Underwriter complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Base Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Underwriter reasonably requests.

         (f) Distribution of Offering Material. Neither the Selling Stockholder nor the Company has distributed and will not distribute, prior to the completion of the distribution of the Securities, any offering material in connection with the Offering other than the Base Prospectus and the Prospectus Supplement or the Registration Statement and copies of the documents incorporated by reference therein. For the avoidance of doubt, any other material prepared and distributed solely by the Underwriter is not deemed to be distributed by the Selling Stockholder or the Company for purposes of this paragraph (f).

         (g) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Selling Stockholder and the Company, enforceable against the Selling Stockholder and the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law or public policy and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (h) Authorization of the Securities. The Securities have been duly authorized for issuance and sale, and when, as applicable, delivered by the Selling Stockholder or issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

         (i) No Applicable Registration or Other Similar Rights. There are no persons with registration, preemptive or other similar rights to have any securities (whether equity, debt or any combination thereof) registered or qualified for sale under the Registration Statement or the Prospectus Supplement or included in the Offering contemplated by this Agreement, except for such rights as have been duly waived or satisfied.

         (j) No Material Adverse Change or Material Adverse Effect. Except as disclosed in the Base Prospectus, the Prospectus Supplement or the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003: (i) there has been no material adverse change or effect, or any development that could reasonably be expected to result in a material adverse change or effect, in the financial condition or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and the significant subsidiaries of the Company, as that term is defined in Rule 1-02(w) of Regulation S-X (the "Significant Subsidiaries") taken as a whole (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company and the Significant Subsidiaries have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.


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         (k) Independent Accountants. Grant Thornton LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and incorporated by reference in the Base Prospectus or Prospectus Supplement, are independent public or certified public accountants as required by the Act and the Exchange Act.

         (l) Preparation of the Financial Statements. The financial statements and the selected financial data filed with the Commission as a part of the Registration Statement or included or incorporated by reference in the Base Prospectus, Prospectus Supplement, or the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified therein. The supporting exhibits and schedules included in the Registration Statement, if any, present fairly, in all material respects, the information required to be stated therein subject to the normal year-end adjustments which are not expected to be material in amount. The assumptions used in preparing any pro forma financial statements provide a reasonable basis for presenting the significant effects attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to the assumptions and the pro forma columns therein reflect the proper application of the adjustments to the corresponding historical financial statements. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles as applied in the United States and in effect as of the date of the applicable financial statements and supporting schedules ("GAAP"), as applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and comply in all material respects with the Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder. No other financial statements or supporting schedules or exhibits are required by the Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement, Base Prospectus or the Prospectus Supplement.

         (m) Incorporation and Good Standing. Each of the Company and its Significant Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own its properties and other assets and conduct its business as described in the Prospectus Supplement, and is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification or license, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and in the Prospectus Supplement (other than for issuances after the dates thereof, if any, pursuant to employee benefit plans described in any Prospectus Supplement or upon exercise of outstanding options or warrants described in any Prospectus Supplement). The Securities conform in all material respects to the description thereof contained in the Base Prospectus and the Prospectus Supplement. The outstanding capital stock of the Company, and the outstanding options, warrants, or convertible securities of the Company, are as described in the Base Prospectus and Prospectus Supplement, as of the date such information is presented therein. Since August 31, 2003, the Company has not issued any securities other than Common Stock of the Company pursuant to (i) the exercise of previously outstanding options in connection with the Company's employee stock purchase and option plans (the "Plans") and options granted pursuant to the Plans in the ordinary course of business consistent with past practice and (ii) the exercise of previously outstanding warrants. All the issued and outstanding shares of the capital stock of the Company and the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance, in all material respects, with federal and state securities laws, as applicable. Except as set forth in the Base Prospectus and the Prospectus Supplement, all of the


                                       4
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outstanding shares of capital stock of the Significant Subsidiaries are owned, directly or indirectly, by the Company. None of the outstanding shares of capital stock of the Company or any Significant Subsidiary were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Significant Subsidiary other than those described in the Base Prospectus and the Prospectus Supplement and other than options granted pursuant to the Plans in the ordinary course of business consistent with past practice. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Base Prospectus and the Prospectus Supplement accurately and fairly presents the information required by the Act to be shown with respect to such plans, arrangements, options and rights. Except for the Significant Subsidiaries or as set forth in the Base Prospectus or in the Prospectus Supplement, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities or have any equity interest in any other person.

         (o) Stock Exchange Listing. The Securities are registered under the Exchange Act and are or will be as of the Closing Date listed on AMEX, and neither the Selling Stockholder nor the Company have taken any action designed to, or likely to have the effect of terminating the registration of the Securities under the Exchange Act or delisting or suspending from trading the Securities from AMEX, nor have the Selling Stockholder or the Company received any information suggesting that the Commission or AMEX is contemplating terminating or suspending such registration or listing.

         (p) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body or vote of the Company's stockholders is required in connection with the performance by the Selling Stockholder or the Company of its respective obligations under this Agreement or the offering or sale of the Securities hereunder, except such as have been obtained or made or are contemplated by this Agreement to be obtained or made.

         (q) Non-Contravention of Existing Instruments and Agreements. Neither the issue and sale of the Securities nor the performance by the Selling Stockholder or the Company of its respective obligations under this Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or the loss of any benefit under, or give rise to a right of acceleration or any other right, or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to: (i) the charter or by-laws of the Company or any Significant Subsidiary; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Significant Subsidiary is a party or is bound or to which any of its property is subject and which conflict, breach or violation is reasonably likely to have a Material Adverse Effect; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Significant Subsidiary, as the case may be, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary, as the case may be, or any of its property.

         (r) No Defaults or Violations. None of the Company or the Significant Subsidiaries is in violation or default of: (i) any provision of its charter or by-laws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property is subject; or (iii) any foreign, federal, state or local statute, law or rule applicable to the Company or Significant Subsidiary, as the case may be, or any regulation, judgment, order or decree of any court,


                                       5
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governmental body, or agency having jurisdiction over the Company or Significant
Subsidiary, as the case may be, or any of its property, as applicable, except in case of clause (ii) and (iii) any such violation or default which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change not specifically disclosed in the Base Prospectus or the Prospectus Supplement.

         (s) No Actions, Suits or Proceedings. No action, suit or proceeding by or before any foreign, federal, state or local court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder or the Company or any Significant Subsidiary, as the case may be, or any of its property is pending or, to the best of the Selling Stockholder's and Company's knowledge, threatened that if adversely determined: (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) could reasonably be expected to result in a Material Adverse Change.

         (t) All Necessary Permits, Etc. To the best of the Selling Stockholder's and Company's knowledge, each of the Company and the Significant Subsidiaries possesses such valid and current certificates, authorizations and permits issued by the appropriate foreign, federal, state or local regulatory agencies or bodies necessary to conduct its business as currently conducted, except to the extent that the failure to obtain such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

         (u) Title to Properties. Neither the Company nor any Significant Subsidiary owns any real property. Each of the Company and the Significant Subsidiaries has good and marketable title to all personal property and assets reflected as owned by it in the financial statements referred to in Section 1(l) above (or elsewhere in the Base Prospectus or the Prospectus Supplement) and which are material to the business of the Company, in each case free and clear of any security interests, mortgages, liens, encumbrances, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property. The real property, improvements, equipment and personal property held under lease by each of the Company and the Significant Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material, and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property. The Company and the Significant Subsidiaries own or have valid rights to use the intellectual property assets used in their business, necessary to conduct the business described in the Base Prospectus and the Prospectus Supplement, and no material right is expected to expire, terminate or be disposed of in the foreseeable future, except as disclosed therein. The Company has not received any notice of, and neither the Company nor any Significant Subsidiary has any knowledge that, any property or assets of either the Company or any Significant Subsidiary infringes or conflicts with the rights of others, except where the loss of any such property or asset would not reasonably be expected to have a Material Adverse Effect.

         (v) Tax Law Compliance. Each of the Company and the Significant Subsidiaries has filed all necessary foreign, federal, state and local income and franchise Tax returns, except to the extent that the failure to file such Tax returns would not have a Material Adverse Effect, and have paid all Taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. Adequate charges, accruals and reserves have been made in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any Significant Subsidiary has not been finally determined. Neither the Company nor any Significant Subsidiary is aware of any tax deficiency that has been or might reasonably be asserted or threatened against it that could


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reasonably be expected to result in a Material Adverse Change. For purposes of this Agreement, the terms "Tax" and "Taxes" mean all federal, state, local and foreign taxes, and any other assessments of a similar nature (whether imposed directly or through withholding), including, without limitation, any interest, additions to tax, or penalties applicable thereto. All such Tax returns are true, complete and correct in all material respects.

         (w) No Transfer Taxes or Other Fees. There are no transfer Taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale of the Warrants by the Selling Stockholder or issuance and sale of the Warrant Shares by the Company.

         (x) Accounting Controls. Each of the Company and the Significant Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains a system of accounting controls sufficient to provide reasonable assurances that:
(A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, the Act and the Exchange Act and the rules and regulations of the Commission thereunder, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (y) Company Not an "Investment Company." None of the Company or the Significant Subsidiaries is, or immediately after receipt of payment for the Securities will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Each of the Company and the Significant Subsidiaries will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (z) Insurance. Each of the Company and the Significant Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary in the business in which it is engaged, including directors and officers liability. Neither the Company nor any Significant Subsidiary has any reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted. Neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied, such as would have a Material Adverse Effect.

         (aa) Labor Matters. No material labor disturbance by the employees of the Company or any Significant Subsidiary exists or, to the knowledge of the Selling Stockholder or the Company or any Significant Subsidiary, is threatened or imminent, and neither the Selling Stockholder, the Company nor any Significant Subsidiary is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers that could reasonably be expected to result in a Material Adverse Effect.

         (bb) No Price Stabilization or Manipulation. Neither the Selling Stockholder nor the Company has taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

         (cc) Prior Stock Issuances. All offers and sales of capital stock of the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the

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Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or blue sky laws.

         (dd) Related Party Transactions. There are no business relationships or related-party transactions involving the Selling Stockholder, the Company or any Significant Subsidiary or any other person required by the Act to be described in the Base Prospectus or the Prospectus Supplement, which have not been described, or incorporated by reference, therein as required.

         (ee) Exchange Act Reports Filed. The Company has timely filed all reports required of it to be filed pursuant to the Act and the Exchange Act and has filed all such reports in the manner prescribed thereby.

         (ff) Exhibits. Each agreement described in or filed as an exhibit to the Registration Statement, the Base Prospectus and/or the Prospectus Supplement, including all documents incorporated by reference therein, is in full force and effect and is valid and enforceable by the Company or Significant Subsidiary, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally. Neither the Company nor any Significant Subsidiary, as the case may be, nor, to the knowledge of the Selling Stockholder, Company or any such Significant Subsidiary, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred that with notice or lapse of time or both would constitute such a default, in any such case where such default or event would have a Material Adverse Effect.

         (gg) Blue Sky Laws, NASD Matters. The Securities have been or will be qualified for sale under the securities laws of such jurisdictions (United States and foreign) as the Underwriter determines, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions. With respect to the compensation to be paid to the Underwriter in connection with this Agreement, either (i) the Company has made or will make prior to Closing the appropriate filings required by NASD Rule 2710 with respect to such compensation arrangements; or (ii) such compensation arrangements are exempt from the filing requirements of NASD Rule 2710 because the Company has met and continues to meet the pre-1992 eligibility requirements for the use of the Registration Statement on Form S-3 in connection with the offering(s) contemplated thereby and hereby. Neither the Selling Stockholder nor the Company has any affiliations with any broker-deal which could reasonably be expected to result in a violation of "free-riding and withholding" prohibition contained in NASD IM-2110-1.

         Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter in connection herewith or in connection with the Offering shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

SECTION 2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SELLING STOCKHOLDER

         In addition to the representations, warranties and covenants contained in Section 1, the Selling Stockholder hereby represents, warrants and covenants to the Underwriter as of the date hereof, and as of the Closing Date of the Offering, as follows:

         (a) This Agreement has each been duly authorized, executed and delivered by the Selling Stockholder and such document constitutes a valid and binding obligation of the Selling Stockholder, enforceable in accordance with its terms.

         (b) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the sale of the Warrants by the

Selling Stockholder or the consummation by the Selling Stockholder of the transactions on its part contemplated by this Agreement, except such as have been obtained under the Act or the rules and regulations promulgated thereunder, and such as may be required under state securities or blue sky laws or the by-laws and rules of the NASD in connection with the purchase by the Underwriter of the Warrants.

         (c) The sale of the Warrants by the Selling Stockholder and the performance by the Selling Stockholder of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Selling Stockholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the Selling Stockholder or, if the Selling Stockholder is a corporation, partnership or other entity, the organizational documents of the Selling Stockholder.

         (d) The Selling Stockholder has, and at the Closing Date will have, good and marketable title to the Warrants, free and clear of all liens, encumbrances, equities or claims whatsoever; and, upon delivery of the Warrants and payment therefor, good and marketable title to the Warrants, free and clear of all liens, encumbrances, equities or claims whatsoever, will be delivered to the Underwriter.

         (e) On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Warrants to the Underwriter will be fully paid or provided for by the Selling Stockholder and all laws imposing such taxes will be fully complied with.

         (f) All information with respect to the Selling Stockholder contained in the Registration Statement, Base Prospectus and Prospectus Supplement or any amendment or supplement thereto complied or will comply in all material respects with all applicable requirements of the Act and rules and regulations promulgated thereunder and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (g) The Selling Stockholder, directly or indirectly, has not entered into any commitment, transaction or other arrangement, including any prepaid forward contract, 10b5-1 plan or similar agreement, which transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of the Warrants, except as has been previously disclosed in writing to the Underwriter.

SECTION 3. STOCK PURCHASE, WARRANT EXERCISE AND CLOSING.

         (a) Stock Purchase, Warrant Exercise and Underwriter Compensation.

                  (i) At the Closing (as defined below), Selling Stockholder hereby agrees to sell, and the Underwriter agrees to purchase from the Selling Stockholder the Warrants for a purchase price of $1.95 per Warrant (the "Warrant Purchase Price").

                  (ii) The Underwriter hereby agrees to exercise on the Closing Date all the Warrants for an exercise price of $5.00 per Warrant (the "Exercise Price"), and the Company will issue and sell the Warrant Shares to the Underwriter on the Closing Date.

                  (iii) As compensation for services rendered in connection with the sale of the Securities, on the Closing Date the Company will pay to the Underwriter a commission of $450,000.

         (b) Closing. The closing of the purchase and sale of the Securities (the "Closing") shall take place at the offices of Sayles, Lidji & Werbner, 1201 Elm St., Suite 4400, Dallas, TX 75270, at 10:00 a.m., Central time, on October 3, 2003, or at such other place or such other time or date as the Underwriter, the Selling Stockholder and the Company may designate (the "Closing Date").

         (c) Underwriter Closing Deliverables. At or prior to the Closing, the Underwriter will deliver to the Selling Stockholder and the Company, as applicable:

                  (i) to the Selling Stockholder, against delivery of a certificate or certificates (electronically by DWAC to an account designated by the Underwriter or otherwise) representing the Warrants being purchased by the Underwriter pursuant to Section 3(a)(i), by wire transfer of immediately available funds to an account designated by the Selling Stockholder, an amount equal to the aggregate Warrant Purchase Price;

                  (ii) to the Company, against delivery of a certificate or certificates (electronically by DWAC to an account designated by the Underwriter or otherwise) representing the Warrant Shares being purchased by the Underwriter pursuant to Section 3(a)(ii), by wire transfer of immediately available funds to an account designated by the Company, an amount equal to the aggregate Exercise Price;

                  (iii) an officer's certificate of the Underwriter to the effect that each of the conditions specified in Sections 3(e)(i) and (ii) has been satisfied with respect to the Underwriter.

         (d) Selling Stockholder and Company Closing Deliverables. At or prior to the Closing, the Selling Stockholder and Company will deliver to the Underwriter, as applicable:

                  (i) from the Selling Stockholder, against payment of the Warrant Purchase Price therefor, a validly issued certificate or certificates (electronically by DWAC to an account designated by the Underwriter or otherwise) representing the Warrants being purchased by the Underwriter pursuant to Section 3(a)(i), which shall be in definitive form and registered in the name of the Underwriter or its nominee or designee and in a single certificate or in such other denominations as the Underwriter shall request not later than one business day prior to the Closing Date;

                  (ii) from the Company, against payment of the Exercise Price therefor, a validly issued certificate or certificates (electronically by DWAC to an account designated by the Underwriter or otherwise) representing the Warrants Shares being purchased by the Underwriter pursuant to Section 3(a)(ii), which shall be in definitive form and registered in the name of the Underwriter or its nominee or designee and in a single certificate or in such other denominations as the Underwriter shall request not later than one business day prior to the Closing Date;

                  (iii) from the Company, $450,000 as a commission for services rendered by the Underwriter in connection with the sale of the Securities.

                  (iv) an officer's certificate of the Company to the effect that each of the conditions specified in Section 3(e) has been satisfied;

         (e) Closing Conditions.

                  (i) All representations and warranties of the parties contained herein shall remain true and correct in all material respects as of the Closing Date.

                  (ii) As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

                  (iii) From the date hereof to the Closing Date, trading in the Company's common stock shall not have been suspended or limited, or minimum prices shall not have been established on AMEX, nor shall a banking moratorium have been declared either by the United States or applicable state authorities.

SECTION 4. COVENANTS OF THE SELLING STOCKHOLDER AND THE COMPANY.

The Selling Stockholder and the Company further covenant to and agree with the Underwriter as follows:

         (a) Registration Statement Matters. The Selling Stockholder and the Company agree to advise the Underwriter promptly during the period in which a prospectus is required by law to be delivered by a Underwriter or a dealer in connection with the distribution of Securities contemplated by the Base Prospectus or Prospectus Supplement (the "Prospectus Delivery Period"), of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Underwriter, promptly after it receives notices thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus Supplement or for additional information and (ii) of the issuance by the Commission, of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus Supplement or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus or Prospectus Supplement or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

         (b) Blue Sky Compliance. The Company will, and the Selling Stockholder will use reasonable efforts to cause the Company to, cooperate with the Underwriter in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Underwriter may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus Supplement. The Company will, and the Selling Stockholder will use reasonable efforts to cause the Company to, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Securities.

         (c) Amendments and Supplements to the Prospectus Supplement and Other Securities Act Matters. The Company will, and the Selling Stockholder will use reasonable efforts to cause the Company to, comply with the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Base Prospectus and the Prospectus Supplement. If during the Prospectus Delivery Period any event shall occur as a result of which, in the judgment of the Selling Stockholder or the Company or in the reasonable opinion of the Underwriter or counsel for the Underwriter, it becomes necessary to amend or supplement the Base Prospectus or the Prospectus Supplement in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus Supplement is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Base Prospectus or the Prospectus Supplement to comply with any law, the Company promptly will, and the Selling Stockholder will use reasonable efforts to cause the Company to, prepare and file with the Commission, and furnish at its own expense to the Underwriter and to dealers, an appropriate amendment to the Registration Statement or supplement to the Base Prospectus or the Prospectus Supplement so that the Prospectus Supplement as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Base Prospectus or the Prospectus Supplement will comply with such law. Before amending the Registration Statement or supplementing the Base Prospectus in connection with the Offering, the Company will, and the Selling Stockholder will use reasonable efforts to cause the Company to, furnish the Underwriter with a copy of such proposed amendment or supplement and will not file such amendment or supplement to which you reasonably and promptly object.

         (d) Copies of any Amendments and Supplements to the Prospectus Supplement. The Selling Stockholder and the Company agree to furnish the Underwriter, without charge, during the period beginning on the date hereof and ending on the later of the Closing Date of the Offering or such date that is, in the opinion of counsel for the Underwriter, the end of the Prospectus Delivery Period, as many copies of the Base Prospectus and Prospectus Supplement and any amendments and supplements thereto (including any Incorporated Documents) as the Underwriter may reasonably request.

         (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Warrant Shares in the manner described under the caption "Use of Proceeds" in the Prospectus Supplement.

         (f) Transfer Agent. The Company shall, and the Selling Stockholder will use reasonable efforts to cause the Company to maintain, Continental Stock Transfer and Trust Company, at its expense, as the registrar and transfer agent for the Securities.

         (g) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Act, but in any event not later than 18 months after the Closing Date of the Offering, the Company will, and the Selling Stockholder will use reasonable efforts to cause the Company to, make generally available to its security holders and to the Underwriter an earnings statement, covering a period of at least 12 consecutive months beginning after the Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Act.

         (h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall, and the Selling Stockholder will use reasonable efforts to cause the Company to, duly file, on a timely basis, with the Commission and AMEX all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

         (i) Additional Documents. The Selling Stockholder and the Company will enter into any subscription, purchase or other customary agreements as the Underwriter deems necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Underwriter, the Selling Stockholder and the Company.

SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER.

The obligations of the Underwriter hereunder shall be subject to the accuracy of the representations and warranties on the part of the Selling Stockholder and the Company set forth in Section 1 and the Selling Stockholder set forth in
Section 2 as of the date hereof and as of the Closing Date of the Offering as though then made, to the timely performance by the Selling Stockholder and the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

         (a) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. The Prospectus Supplement shall have been duly filed with the Commission in accordance with Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Selling Stockholder or the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with. With respect to the compensation to be paid by the Company to the Underwriter hereunder, the NASD shall have issued an opinion that the terms of such compensation are fair and reasonable.

         (b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus Supplement, and the registration, authorization, issue, sale and delivery of the Securities, shall have been reasonably satisfactory to the Underwriter's counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 5.

         (c) No Material Adverse Change or Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Material Adverse Change or Material Adverse Effect, which, in the Underwriter's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated by the Prospectus Supplement.

         (d) Opinion of Counsel for the Company. The Underwriter shall have received on the Closing Date of the Offering, and the Selling Stockholder and Company shall cause to be delivered to the Underwriter, an opinion substantially in the form of "Exhibit A" attached hereto, of legal counsel to the Company, dated the Closing Date, addressed to the Underwriter.

         (e) Accountants' Comfort Letter. The Underwriter shall have received on the Closing Date and the Selling Stockholder and the Company shall cause to be delivered to the Underwriter, a letter from Grant Thornton LLP (or the Company's then current independent auditors), addressed to the Underwriter, dated as of the Closing Date, in a form mutually agreed upon. The letter shall not disclose any change in the financial condition, earnings, operations or business of the Company from that set forth in the

Registration Statement or the Prospectus Supplement, which, in the Underwriter's sole judgment, is material and adverse and that makes it, in the Underwriter's sole judgment, impracticable or inadvisable to proceed with the public offering of the Securities as contemplated by the Prospectus Supplement.

         (f) Officers' Certificate. The Underwriter shall have received on the Closing Date a certificate of the Company, dated as of the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that:

                  (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, threatened under the Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

                  (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, the Base Prospectus and the Prospectus Supplement and any amendments or supplements thereto, and Incorporated Documents, when such documents became effective or were filed with the Commission, contained all material information required to be included therein by the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Base Prospectus and the Prospectus Supplement, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein) and, since the effective date of the most recent post-effective amendment to the Registration Statement, there has occurred no event required by the Act and the rules and regulations of the Commission thereunder to be set forth in an amended or supplemented Prospectus Supplement which has not been so set forth;

                  (iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus Supplement, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Significant Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Significant Subsidiaries taken as a whole, incurred by the Company or any Significant Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Significant Subsidiary; (e) any undisclosed dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Significant Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

         (g) Stock Exchange Listing. The Securities are registered under the Exchange Act and are or will as of the Closing Date be listed on AMEX, and neither the Selling Stockholder nor the Company has taken any action designed to, or likely to have the effect of terminating the registration of the Securities under the Exchange Act or delisting or suspending from trading the Securities from AMEX, nor has the Selling Stockholder or the Company received any information suggesting that the Commission or AMEX is contemplated terminating such registration or listing.

         (h) Compliance with Prospectus Delivery Requirements. The Selling Stockholder and the Company shall have complied with the provisions of Sections 1(e) and (f) and 4(a), (c) and (d) with respect to the furnishing of the Prospectus Supplement.

         (i) Additional Documents. On or before each Closing Date, the Underwriter and counsel for the Underwriter shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the sale of the Warrants and issuance and sale of the Warrant Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

SECTION 6. PAYMENT OF EXPENSES.

Subject to the limitations set forth in Section 7 below on the amounts to be reimbursed to the Underwriter if the Closing shall occur, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the Selling Stockholder's obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Securities; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectus and the Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriter in connection with, any review and approval by the NASD of the Underwriter's participation in the offering and distribution of the Securities, including review and approval of Underwriter's compensation; (viii) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow," if any; and (ix) all other fees, costs and expenses referred to in Part II of the Registration Statement.

SECTION 7. REIMBURSEMENT OF UNDERWRITER'S EXPENSES.

If the sale to the Underwriter of the Warrants and the issuance to the Underwriter of the Warrant Shares on the Closing Date is consummated, the Selling Stockholder and the Company agree to reimburse the Underwriter, upon demand, for legal fees incurred by the Underwriter in an amount not to exceed $20,000 in connection with such Offering, plus an amount not to exceed $10,000 for the following out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the Offering: printing expenses; travel and accommodation expenses; postage; and facsimile and telephone charges.

SECTION 8. INDEMNIFICATION AND CONTRIBUTION.

         (a) Indemnification of the Underwriter. The Selling Stockholder and the Company agree to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company and the Selling Stockholder, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Selling Stockholder or the Company contained herein; or (iv) in whole or in part upon any failure of the Selling Stockholder or the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, provided that the Selling Stockholder or the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its bad faith, willful misconduct or gross negligence; and to reimburse such Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Underwriter) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Selling Stockholder or the Company by the Underwriter expressly for use in the Registration Statement, the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto).

         (b) Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Selling Stockholder and the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Selling Stockholder or the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal, state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Prospectus Supplement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Selling Stockholder or the Company by the Underwriter expressly for use therein and to reimburse the Selling Stockholder or the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Selling Stockholder or the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

         (c) Information Provided by the Underwriter. The Selling Stockholder and the Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, hereby acknowledges that the only information that the Underwriter will furnish to the Selling Stockholder and the Company expressly for use in any Prospectus Supplement (or any amendment or supplement thereto) are the statements regarding the Underwriter set forth under the caption "Plan of Distribution" in the Prospectus Supplement.

         (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability, which it may have to any indemnified party for contribution to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes: (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (f) Contribution. If the indemnification provided for in this Section 8 is for any reason held unenforceable in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by an indemnified party under Section 8(a) or 8(b) above in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Stockholder, the Company or the "control" stockholders on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Selling Stockholder, the Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f): (i) the Underwriter shall not be required to contribute any amount in excess of the amount of the Underwriter fees actually received by the Underwriter pursuant to the Offering; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and (iii) the Selling Stockholder shall not be required to contribute any amount in excess of the amount of net proceeds actually received by the Selling Stockholder from his sale of the Warrants pursuant to the Offering.

         (g) Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages,


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


liabilities or expenses are incurred, but in all cases, no later than forty-five
(45) days of invoice to the indemnifying party (subject to receipt of an undertaking to repay such amounts if an indemnified party is ultimately found not to be eligible for indemnification hereunder).

         (h) Survival. Section 6 (Payment of Expenses), Section 7 (Reimbursement of Underwriter's Expenses), Section 8 (Indemnification and Contribution) and
Section 9 (Representations and Indemnities to Survive Delivery) shall remain operative and in full force and effect, regardless of: (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Selling Stockholder, the Company, its directors or officers or any persons controlling the Company; (ii) acceptance of any Securities and payment therefor hereunder; and (iii) any termination of this Agreement. A successor to the Underwriter, or to the Selling Stockholder, the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         (i) Acknowledgements of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Selling Stockholder, the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and the Prospectus Supplement as required by the Act and the Exchange Act.

SECTION 9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, the Company or any person controlling the Company, of its officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Selling Stockholder or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold or issued and sold hereunder and any termination of this Agreement.

SECTION 10. NOTICES.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows: If to the Underwriter:

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660
Facsimile:  (949) 720-7223
Attention:  Managing Director

With a copy to

Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004
Facsimile:  (602) 382-6070
Attention:  Steven D. Pidgeon

If to the Selling Stockholder or Company:

Collegiate Pacific, Inc.
13950 Senlac Drive, Suite 100
Dallas, TX 75234
Facsimile:  (972) 243-8424
Attention:  Michael Blumenfeld

With a copy to:

Sayles, Lidji & Werbner
4400 Renaissance Tower
1201 Elm Street
Dallas, TX 75270
Facsimile:  (214) 939-8787
Attention:  Michael R. Dorey

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 11. SUCCESSORS.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.

SECTION 12. PARTIAL UNENFORCEABILITY.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 13. GOVERNING LAW PROVISIONS.

         (a) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of California applicable to agreements made and to be performed in such state.

         (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in Dallas, Texas or Los Angeles, California (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 14. GENERAL PROVISIONS.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
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                            [Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Selling Stockholder and the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        COLLEGIATE PACIFIC, INC.



                                        By: /s/ MICHAEL J. BLUMENFELD
                                            ------------------------------------
                                            Name:  Michael J. Blumenfeld
                                            Title: Chairman and CEO



                                        MICHAEL J. BLUMENFELD, AS SELLING
                                        STOCKHOLDER



                                        By: /s/ MICHAEL J. BLUMENFELD
                                            ------------------------------------
                                            Michael J. Blumenfeld


The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter as of the date first above written.

ROTH CAPITAL PARTNERS, LLC



By: /s/ BYRON C. ROTH
    --------------------------------
    Name: Byron C. Roth
    Title: Chairman & CEO

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